UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2009

CITIZENS & NORTHERN CORPORATION
(Exact name of registrant as specified in its charter)

PENNSYLVANIA
(State or other jurisdiction of incorporation)

000-16084	23-2951943
(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania	16901
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (570) 724-3411

N/A
(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Explanatory Note

This Form 8-K is being filed solely for the purpose of setting forth in a filing pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a complete updated description of the common stock of Citizens & Northern Corporation (“Citizens & Northern” or “our”).  All of the terms of our common stock described below have been previously disclosed in our Exchange Act filings.

Our common stock is registered under Section 12(b) of the Exchange Act pursuant to Commission Order effective as of July 31, 2006 approving the application of the NASDAQ Stock Market LLC with respect to such registration.  Prior to July 31, 2006, our common stock was registered under Section 12(g) of the Exchange Act and was described in a Form S-4 Registration Statement (Registration Statement No. 33-12006), filed with the Commission on February 23, 1987 pursuant to the Securities Act of 1933, as amended, and any subsequent filed reports that provided updates to such description.

Description of Registrant’s Common Stock.

The following is a brief description only and is not intended to be a complete legal description of our common stock or of the provisions of our articles of incorporation and by-laws described below.

General

Our articles of incorporation provide that we may issue up to 20,000,000 shares of common stock, par value of $1.00 per share, and 30,000 shares of preferred stock, $1,000 par value per share.  All outstanding shares of our common stock are fully paid and nonassessable.  Our common stock is traded on the NASDAQ Capital Market under the symbol “CZNC”.

Voting Rights

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors. The holders of our common stock possess exclusive voting power, except as otherwise provided by law or by articles of amendment establishing any series of our preferred stock, including the voting rights held by holders of our Series A Preferred Stock.

There is no cumulative voting in the election of directors, which means that the holders of a plurality of our outstanding shares of common stock entitled to vote can elect all of the directors then standing for election.

When a quorum is present at any meeting, questions brought before the meeting will be decided by the vote of the holders of a majority of the shares present and voting on such matter, whether in person or by proxy, except when the meeting concerns matters requiring the vote of the holders of a majority of all outstanding shares under applicable law or our articles of incorporation require a higher vote.  Our articles of incorporation provide certain anti-takeover provisions that require super-majority votes, which may limit shareholders' rights to effect a change in control, as described under the section below "- Anti-Takeover Provisions of Articles of Incorporation and By-Laws."

Classification of Board of Directors

Our articles of incorporation provide for a classified board, to which approximately one-third of our board of directors is elected each year at our annual meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms.

Dividends, Liquidation and Other Rights

Holders of shares of common stock are entitled to receive dividends only when, as and if approved by our board of directors from funds legally available for the payment of dividends, after payment of dividends on any of our outstanding series of preferred stock. Our common shareholders are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of our known debts and liabilities and of any preferential rights of any series of our preferred stock that may then be outstanding.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities.  Our board of directors may issue additional shares of our common stock or rights to purchase shares of our common stock without the approval of our shareholders.

Preferred Stock

The rights of holders of our common stock may be limited by the rights of holders of our preferred stock that may be outstanding.

Our articles of incorporation authorize us to issue up to 30,000 shares of preferred stock, $1,000 par value per share, which are permitted to be issued in connection with our participation in the TARP Capital Purchase Program of the U.S. Treasury.  In January 2009, our Board of Directors established a series of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), and issued 26,440 shares thereof to the U. S. Treasury.  The shares of Series A Preferred Stock entitle the holder to preferential cumulative dividends, preferential liquidation rights and, under certain circumstances when dividends have not been paid on the shares of Preferred Stock, the right to elect two directors to our board.  In addition to any other vote or consent required by law or our articles of incorporation, the vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class, is required in order to take certain actions affecting the Series A Preferred Stock.  The Series A Preferred Stock is described more fully in our Current Report on Form 8-K filed on January 22, 2009.

Anti-Takeover Provisions of Articles of Incorporation and By-Laws

Our articles of incorporation contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our directors.

Our articles of incorporation provide for a classified board, to which approximately one-third of our board of directors is elected each year at our annual meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. The classification of our board of directors has the effect of making it more difficult for shareholders to change the composition of our board of directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Such a delay may help ensure that our directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of our shareholders. The classification provisions apply to every election of directors, however, regardless of whether a change in the composition of our board of directors would be beneficial to us and our shareholders and whether or not a majority of our shareholders believe that such a change would be desirable.

The classification of our board of directors could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our shareholders. The classification of our board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification of our board of directors may discourage accumulations of large blocks of our stock by purchasers whose objective is to take control of us and remove a majority of our board of directors, the classification of our board of directors could tend to reduce the likelihood of fluctuations in the market price of our common stock that might result from accumulations of large blocks of our common stock for such a purpose. Accordingly, our shareholders could be deprived of certain opportunities to sell their shares at a higher market price than might otherwise be the case.

Additionally our articles of incorporation and by-laws contain certain other provisions that may have the effect of deterring or discouraging an attempt to take control of Citizens & Northern. Among other things, these provisions:

•	do not permit shareholders' actions without a meeting;

•	eliminate cumulative voting in the election of directors;

•	require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders;

•	permit our board of directors to consider the effects on our employees, customers, depositors and communities it serves when determining whether to oppose any tender offer for our common stock;

•
require the affirmative vote of at least 75% of the votes that all holders of our common stock are entitled to cast to approve any merger, consolidation, sale of all or substantially all of our assets, share exchange in which a person or entity acquires our issued and outstanding shares of capital stock pursuant to a vote of shareholders, or any transaction similar to, or having a similar effect to, any of the foregoing, unless such action is approved in advance by the affirmative vote of 66-2/3% of our board of directors;

•
require the affirmative vote of at least 75% of the votes that all shareholders are entitled to cast to approve liquidation or dissolution, unless such action is approved in advance by the affirmative vote of 66-2/3% of our board of directors;

•
require that mergers and other similar transactions with an Acquiring Entity (defined as a person or entity holding more than 5% of our common stock and entitled to vote as of the applicable record date) be approved by the affirmative vote of at least 75% of the votes entitled to be cast by the remaining shareholders, unless the transaction is approved, in advance, by at least 66-2/3% of our directors who are Continuing Directors (defined as a director who is elected prior to the time the Acquiring Entity became the owner of more than 10% of our common stock or who is elected by the remaining shareholders or by the other Continuing Directors);

•
require that, following the acquisition by any person or group of 30% of our common stock, the remaining holders of our common stock shall have the right to receive payment for their shares, in cash, from such person or group, in an amount equal to the "fair value" of the shares, including an increment representing a proportion of any value payable for control, unless such acquisition was approved in advance by 66-2/3% or more of the board of directors;

•	require an affirmative vote of at least 75% of the votes that all holders of our common stock are entitled to cast in order for the shareholders to repeal or amend our by-laws; and

•
require to approve the repeal or amendment of certain provisions of our articles of incorporation either (i) the affirmative vote of at least 75% of the votes entitled to be cast by holders of our common stock or (ii) the affirmative vote of 66-2/3% of our board of directors who are Continuing Directors and the affirmative vote of at least a majority of the votes that all holders of our common stock are entitled to cast.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation as amended (incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-K filed on September 21, 2009)

3.2	By-Laws as amended (incorporated by reference to Exhibit 3.2 to Registrant’s Form 8-K filed on September 21, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation

Date: September 25, 2009	By:	/s/ Craig G. Litchfield
Craig G. Litchfield, President & CEO

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation as amended (incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-K filed on September 21, 2009)

3.2	By-Laws as amended (incorporated by reference to Exhibit 3.2 to Registrant’s Form 8-K filed on September 21, 2009)